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                              MANNATECH, INCORPORATED

                              INITIAL PUBLIC OFFERING


                           A MINIMUM OF 2,500,000 SHARES
                         AND A MAXIMUM OF 5,295,015 SHARES

                          COMMON STOCK, $0.0001 PAR VALUE



                             PLACEMENT AGENT AGREEMENT


                                                             November 18, 1998

J.J.B. Hilliard, W.L. Lyons, Inc.
501 South Fourth Avenue
Louisville, Kentucky  40202

Dear Sirs:

     Mannatech, Incorporated, a Texas corporation (the "COMPANY"), and certain selling shareholders named on the attached SCHEDULE A (the "SELLING SHAREHOLDERS") propose to sell, in an initial public offering, a minimum of 2,500,000 shares and a maximum of 5,295,015 shares of the Company's common stock, $0.0001 par value per share (the "COMMON STOCK"). Of the first 2,500,000 shares, 1,500,000 will be offered by the Company and 1,000,000 by the Selling Shareholders. The next 1,055,000 shares will be offered by the Selling Shareholders. Sales of shares in excess of 3,555,000 up to 4,955,000 shares will be divided equally between the Company and the Selling Shareholders, and sales in excess of 4,955,000 up to the maximum of 5,295,015 shares (the "SHARES") will be made by the Selling Shareholders. That portion of the Shares to be issued and sold by the Company are herein referred to as the "PRIMARY SHARES," and that portion of the Shares to be sold by the Selling Shareholders are herein referred to as the "SELLING SHAREHOLDERS' SHARES." All sales by the Selling Shareholders will be divided ratably among the Selling Shareholders.
The Company hereby appoints J.J.B. Hilliard, W.L. Lyons, Inc. as placement agent (the "PLACEMENT AGENT") of the offering (the "OFFERING"), to assist the Company on the following terms and conditions.

     Section 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with you that:

     (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (No. 333-63133) and a related preliminary prospectus for the registration of the Shares under the Securities Act of

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          1933, as amended (the "1933 ACT"), and the applicable rules and regulations thereunder (the "1933 ACT REGULATIONS"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Copies of such registration statement and of each amendment thereto, including the related preliminary prospectus, heretofore filed by the Company with the Commission have been delivered to you. The term "REGISTRATION STATEMENT" as used in this Agreement shall mean such registration statement at the time such registration statement shall become effective (the "EFFECTIVE TIME") including any prospectus included with such Registration Statement, and, in the event any post-effective amendment thereto becomes effective prior to the Initial Closing Time (as hereinafter defined), shall also mean such registration statement as hereafter amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the 1933 Act Regulations. The term "PRELIMINARY PROSPECTUS" shall mean any preliminary prospectus included in the Registration Statement at the Effective Time. The term "PROSPECTUS" as used in this Agreement shall mean the final prospectus relating to the Shares in the form in which it is filed with the Commission after the date hereof pursuant to Rule 424(b) of the 1933 Act Regulations. The term "RULE 430A INFORMATION" means information with respect to the Shares and the offering thereof permitted pursuant to Rule 430A of the 1933 Act Regulations to be omitted from the Registration Statement when it became effective.

     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and no proceedings for that purpose have been instituted or threatened by the Commission or the state securities or blue sky authority of any jurisdiction, and each Preliminary Prospectus and any amendment or supplement thereto, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) When the Prospectus is first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement becomes effective, when any amendment or supplement to the Prospectus is filed with the Commission and at each Closing Time (i) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.


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     (d)  The Company has been duly incorporated and is validly existing as a corporation under the laws of the state of Texas with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

     (e) The Primary Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement and the Escrow Agreement (as hereinafter defined), will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the issuance of such Primary Shares will not be subject to any preemptive or similar rights.

     (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

     (g) No authorization, approval, consent or order of, or any filing or declaration with, any court or governmental authority or agency is necessary in connection with the issuance and sale of the Common Stock pursuant to the offering or the offering of the Shares or the consummation of the transactions contemplated hereby, except as may have been obtained, or will be obtained prior to completion of the Offering, under the 1933 Act and the 1933 Act Regulations.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, you that:

     (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney and Custody Agreement (the "CUSTODY AGREEMENT") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder in the Offering, have been obtained, or will be obtained prior to completion of the Offering; and such Selling Shareholder has the requisite power and authority to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the Offering, except as set forth on SCHEDULE B hereto.

     (b) This Agreement and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Shareholder and each such document constitutes a valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

     Each of the Selling Shareholders represents and warrants that a certificate in negotiable form representing all of the Shares to be sold by such Selling Shareholder has been, or prior to the Closing will be, placed in custody under the Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to the Custodian (as defined in the


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Custody Agreement), and that such Selling Shareholder has duly executed and delivered a power of attorney, in the form contained in the Custody Agreement (the "POWER OF ATTORNEY"), appointing Charles E. Fioretti and Deanne Varner and, in certain instances, Samuel L. Caster, and each of them, as such Selling Shareholder's attorney-in-fact (the "ATTORNEY-IN-FACT") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of the Selling Shareholder in connection with the transactions contemplated by this Agreement, the Escrow Agreement and the Custody Agreement.

     Section 3.  DUTIES OF PLACEMENT AGENT.

     (a) The Company and the Selling Shareholders hereby confirm their appointment of you as Placement Agent, to assist the Company and the Selling Shareholders to the extent set forth herein. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, you hereby confirm your acceptance of such appointment and agree to use your best efforts to assist the Company and the Selling Shareholders as set forth herein. Among other things, you will assist the Company and the Selling Shareholders with:

          (i) the distribution of materials, as appropriate, to prospective investors, including communicating with such prospective investors regarding the details of the Offering and establishing and maintaining a toll-free telephone line for such prospective investors;

          (ii) the receipt and processing of subscriptions to purchase Shares, and systematically accounting therefor;

          (iii) administrative and recording duties related to the Company's solicitation of prospective investors, including, but not limited to, ascertaining and ensuring that each prospective investor has received a Prospectus and that each subscriber has received a Prospectus;

          (iv) administrative matters related to the closing or closings for the Offering, including without limitation the transmission of subscription and other relevant information concerning subscribers of the Shares to the Escrow Agent and the Company's transfer agent;

          (v) depositing and accounting for funds received as set forth in paragraph (d) below; and

          (vi) such other administrative duties as may be requested by the Company and are appropriate to perform in assisting the Company and the Selling Shareholders with the Offering, including conforming to any further guidelines or protocols hereafter developed by the Company for the conduct of the Offering.


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          The price at which the Shares shall be offered and sold shall be
          $8.00 per share, which price has been established by the Board of Directors of the Company after consideration of all factors which it deemed relevant and appropriate. The Placement Agent has not advised the Company in any manner regarding the price at which the Shares shall be sold. All subscriptions shall be subject to the Company's right in its sole discretion to accept or reject any subscription for any reason.

     (b) The agency granted by the Company is restricted to the acts set forth in this Section 3 and such further acts as may be requested of the Placement Agent by the Company and agreed to in writing by the Company and the Placement Agent. No general agency in favor of the Placement Agent is created by this Agreement.

     (c) As compensation for your services hereunder, the Company hereby agrees to pay you an amount equal to four percent (4%) of the aggregate value of the Shares purchased in the Offering (the "MANAGEMENT FEE"), less a $50,000 retention fee (the "RETENTION FEE") which has been paid to you
          prior to the execution of this Agreement.   The Management Fee shall
          be paid to you at the Initial Closing Time and at each subsequent Closing, if any, based upon the aggregate value of Shares to be purchased at each applicable Closing Time. The Management Fee shall be payable by wire transfer to the account or accounts designated to the Company in writing by you at the offices of J.J.B. Hilliard, W.L. Lyons, Inc., 501 South Fourth Avenue, Louisville, Kentucky 40202, or at such other place as shall be agreed upon by the Company and you.

     (d) It is hereby agreed between the Company and you that unless 2,500,000 shares of Common Stock are subscribed for and good funds therefore received on or before 5:00 p.m., Louisville, Kentucky time, on the date set forth in the Prospectus as the "TERMINATION DATE" of the Offering, this Agreement shall automatically be terminated and the entire subscription proceeds shall be returned to subscribers without interest or deduction. During the period of the Offering, until the Initial Closing Time, the proceeds from the subscriptions for the Common Stock shall, upon receipt by you, be promptly deposited in an account at Bank One, Kentucky, N.A., Louisville, Kentucky (the "ESCROW AGENT"), subject to the terms of an escrow agreement, the form of which is attached hereto as EXHIBIT A (the "ESCROW AGREEMENT"). Until the Initial Closing Time, you shall promptly upon receipt deliver all cashier's checks received by you from subscribers to the Escrow Agent. Such cashier's checks shall be accompanied by one executed copy of the Subscription Agreement for the purchase of Shares, properly completed and executed and in the form included in the Prospectus (the "SUBSCRIPTION AGREEMENT"). The Placement Agent shall confirm that each person submitting a Subscription Agreement has received a Prospectus. All such cashier's checks and executed copies of the Subscription Agreement shall be deposited by the Escrow Agent, pursuant to the Escrow Agreement, in the Mannatech Subscription Account (the "ESCROW ACCOUNT") established by the Company with the Escrow Agent. All


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          checks received by you from subscribers to purchase Shares shall be made payable to "Mannatech Subscription Account." After the Initial Closing Time, such funds shall be deposited by you in a segregated account entitled "Mannatech Subscription Account (the "Post-Escrow Account"), bearing interest for the benefit of the Company, pending subsequent closings. You will promptly deliver to the Company one photocopy of each Subscription Agreement received by you which has been deposited in the Escrow Account or the Post-Escrow Account, as the case may be. Promptly after receipt of a Subscription
          Agreement and the funds therefor and delivery of a copy of the Subscription Agreement, you will mail an interim receipt, in the form annexed hereto as EXHIBIT B, to each such subscriber to purchase Shares for the amount deposited in the Escrow Account or the Post-Escrow Account, as the case may be, on behalf of such subscriber.

     Section 4. DELIVERY OF AND PAYMENT FOR THE COMMON STOCK. As soon as practicable after you and the Company have determined that 2,500,000 shares of Common Stock have been subscribed for and good funds therefor have been received by and deposited with the Escrow Agent, you shall so notify the Escrow Agent. Delivery of certificates representing the shares of Common Stock and payment for the Common Stock shall be made at a closing (the "CLOSING") to be held at the Company's office in Dallas, Texas, at 10:00 a.m., Dallas time, on the third full business day after the date on which you so notify the Escrow Agent as provided in the immediately preceding sentence or such other day and time as shall be agreed upon in writing by the Company and you. Such notice shall set forth the number of shares to be delivered by the Company against payment therefor by the Escrow Agent. The date and hour of such delivery and payment are herein called the "INITIAL CLOSING TIME." Payment for the Common Stock purchased from the Company shall be made to the Company or its order by the Escrow Agent, acting upon instructions from you pursuant to the terms of the Escrow Agreement, and delivered to the Company by the Escrow Agent by wire transfer in immediately available funds. Payment for the Common Stock purchased from the Selling Shareholders shall be made to the Attorney-in-Fact or his or her order by the Escrow Agent, for the accounts of the several Selling Shareholders, acting upon instructions from you pursuant to the terms of the Escrow Agreement, and delivered to the Attorney-in-Fact by the Escrow Agent for the accounts of the several Selling Shareholders by wire transfer in immediately available funds. Following the Initial Closing Time, at the discretion of the Company, a Closing or Closings shall occur with respect to Shares subscribed for after the Initial Closing Time.

     Section 5. CERTAIN COVENANTS OF THE COMPANY. The Company covenants and agrees with you as follows:

     (a) The Company will deliver to you notice of its intention to prepare or file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus which the Company proposes for use in connection with the offering of the Shares and which differs from the Prospectus on file with the Commission at the time of this Agreement, whether or not such revised Prospectus is required to be filed pursuant to Rule 424(b) of the

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          1933 Act Regulations, and will furnish you and your counsel with copies of any such amendment or supplement a reasonable amount of time prior to such use.

     (b) The Company will apply for listing and quotation of the Shares on the Nasdaq National Market System (the "NASDAQ NMS"), and will use its best efforts to obtain such listing. The Company will promptly notify you that the Common Stock has been approved for quotation and trading on the Nasdaq NMS, or of any determination by The Nasdaq Stock Market that the Common Stock fails to so qualify. In the event of a determination by The Nasdaq Stock Market that the Shares fail to qualify for listing and quotation on the Nasdaq NMS, all funds in the Escrow Account shall be returned to the subscribers pursuant to the terms of the Escrow Agreement.

     (c) If any event shall occur as a result of which it is necessary to amend or supplement the Prospectus (as then amended or supplemented) in order to ensure that the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is necessary to amend or supplement the Prospectus to comply with the 1933 Act or any other law, the Company will forthwith prepare and furnish, at the Company's expense, to you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with the 1933 Act or such other law, as the case may be.

     Section 6. CERTAIN COVENANTS OF THE PLACEMENT AGENT. You hereby agree to register with Nasdaq Market Operations as a market maker in the Common Stock no later than five business days after the execution of this Agreement. You hereby agree to comply with all securities laws and all rules of the NASD and of the Nasdaq NMS applicable to market makers on the Nasdaq NMS. In order to avoid the termination of your registration as a market maker, you hereby agree to enter quotations in the Common Stock within five business days after your registration as a market maker in the Common Stock becomes effective. You agree to inform the Company in writing (i) fifteen business days in advance of any voluntary termination of your market maker status with respect to the Common Stock and
(ii) two business days after being notified of any violation which could result in termination of your status as a market maker in the Common Stock.

     Section 7. REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT. The Placement Agent represents and warrants to and agrees with the Company that:

     (a) The Placement Agent has been duly incorporated and is validly existing as a corporation under the laws of the Commonwealth of Kentucky with all requisite corporate power and authority to conduct its business as a broker-dealer. The Placement Agent has all licenses, approvals and consents necessary to operate as a broker-dealer under the laws of the each state in which it conducts such activities


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          and under the federal securities laws.  The Placement Agent is a member in good standing of the NASD and meets the capital requirements of the Securities Exchange Act of 1934 for operation as a broker-dealer.

     (b) This Agreement has been duly authorized, executed and delivered by the Placement Agent and constitutes a valid and binding agreement of the Placement Agent, enforceable in accordance with its terms.

     Section 8. PAYMENT OF EXPENSES. The Company will bear and pay all costs, fees and expenses incident to the performance of the Company's obligations under this Agreement. The Placement Agent will bear and pay all costs, fees and expenses incident to the performance of the Placement Agent's obligations under this Agreement.

     If the sale of the Shares provided for herein is not consummated for any reason, the Placement Agent shall retain the Retention Fee. If the sale of the Shares provided for herein is not consummated because any condition set forth in
SECTION 9 hereof is not satisfied, because of any termination pursuant to
SECTION 12 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of default by the Placement Agent, the Company will reimburse the Placement Agent on demand for all reasonable, documented out-of-pocket expenses incurred after September 16, 1998, in connection with the Offering, including fees and disbursements of the Placement Agent's counsel, up to an aggregate amount not to exceed $50,000 (the "EXPENSE REIMBURSEMENT FEE"). The Expense Reimbursement Fee is separate and distinct from the Retention Fee. All amounts paid pursuant to this paragraph shall be considered liquidated damages in the event that the Company shall abandon the Offering or otherwise terminate this Agreement, but the foregoing notwithstanding, shall not constitute liquidated damages in the instance where the Placement Agent shall have substantially performed the duties, undertakings, obligations and covenants of this Agreement.

     Section 9. CONDITIONS OF CLOSING. The obligation of the Escrow Agent to deliver payment for the Shares is subject to the accuracy of the representations and warranties of the Company and each Selling Shareholder contained herein as of the Initial Closing Time and as of each subsequent Closing and to the performance by the Company and each Selling Shareholder of their obligations hereunder, and to the following further conditions:

     (a) Subscriptions for at least 2,500,000 Shares and payment therefor shall have been received by the Escrow Agent.

     (b) The Shares shall have been approved for listing on the Nasdaq NMS, subject only to the closing on sufficient Shares to meet the public float requirements of the Nasdaq NMS.

     (c) Three broker-dealers, including the Placement Agent, shall have registered as Nasdaq NMS market makers in the Shares or shall have executed an agreement with


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          the Company to so register within the time period prescribed by
          Rule 4611 of The Nasdaq Stock Market.

     (d) The Registration Statement shall have been declared effective by the Commission and no stop order suspending such effectiveness shall have been issued by the Commission and no proceedings for that purpose shall have been instituted by the Commission.

     Section 10.  INDEMNIFICATION AND CONTRIBUTION

     (a) The Company will indemnify and hold harmless Placement Agent against any losses, claims, damages or liabilities, joint or several, to which such Placement Agent may become subject under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise (i) from acts outside the scope of the Placement Agent's duties under this Agreement, (ii) out of or are based upon any breach of any warranty or covenant of the Company herein contained, (iii) out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "APPLICATION"), or (iv) out of or are based upon the omission or alleged omission to state in any Preliminary
          Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Placement Agent for any legal or other expenses reasonably incurred by Placement Agent in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to its other obligations under this SECTION 10(a), the Company agrees that as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this SECTION 10(a), it will reimburse the Placement Agent on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Placement Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. The Company will not, without the prior written consent of Placement Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not Placement Agent is a party to such action or

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          claim), unless such settlement, compromise or consent includes an unconditional release of Placement Agent from all liability arising out of such action or claim (or related cause of action or portion thereof).

          The indemnity agreement in this SECTION 10(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls Placement Agent within the meaning of the 1933 Act to the same extent as such agreement applies to the Placement Agent.

     (b) Placement Agent will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by Placement Agent herein contained; and will reimburse the Company and each Selling
          Shareholder for any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim damage, liability or action. In addition to its other obligations under this SECTION 10(b), Placement Agent agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding, it will reimburse the Company and each Selling Shareholder on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of its obligation to reimburse the Company and each Selling Shareholder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Placement Agent will not, without the prior written consent of the Company and each Selling Shareholder, settle or compromise or consent to the entry of judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Company and each Selling Shareholder is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of the Company and each Selling Shareholder from all liability arising out of such action or claim (or related cause of action or portion thereof).

          The indemnity agreement in this SECTION 10(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act to the same extent as such agreement applies to the Company.

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
          (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof;


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          no indemnification provided for in subsection (a) or (b) shall be available to any party who shall fail to give notice as provided in this subsection (c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under SECTION 10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that if the indemnified party has been advised by counsel in writing that there are one or more defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that if the indemnifying party is the Company, the Company shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this
          SECTION 10 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Placement Agent on the other from the offering of the Shares; provided, however, that no person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933
          Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Placement Agent on the other in connection with the statements or omissions or actions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company and the Selling Shareholders, respectively, bear to the Placement Agent Fee received by the Placement Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a materil fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and Placement Agent agree that it would not be just and equitable if contributions pursuant to this
          SECTION 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this SECTION 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim. Notwithstanding the provisions of this SECTION 10(d), the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold to the purchasers exceeds the amount of any damages which such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
          SECTION 10(d), each person, if any, who controls Placement Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as Placement Agent, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     Section 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective representations, warranties, indemnities, agreements and other statements of the Company, each Selling Shareholder and the Placement Agent, as set forth in or made pursuant to this Agreement, will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any controlling person of the Placement Agent, or the Company or any Selling Shareholder, or any officer or director or controlling person of the Company or any Selling Shareholder, and shall survive delivery of and payment for the Shares or termination of this Agreement.

     Section 12.  EFFECTIVE DATE OF AGREEMENT AND TERMINATION

     (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     (b) The Placement Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if any of the conditions specified in SECTION 9 shall not have been fulfilled when and as required by the terms of this Agreement to be fulfilled.

     (c) If this Agreement is terminated pursuant to this SECTION 12, such termination shall be without liability of any party to any other party, except to the extent provided in SECTION 8. Notwithstanding any such termination, the provisions of SECTION 10 shall remain in effect.

     Section 13. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to J.J.B. Hilliard, W.L. Lyons, Inc., 501 South Fourth Avenue, Louisville, Kentucky 40202, Attention: Robert C. Oliver (with a copy sent in the same manner to Stites & Harbison, 400 West Market Street, Suite 1800, Louisville, Kentucky 40202, Attention: C. Craig Bradley, Jr.); and notices to the Company and the Selling Shareholders shall be directed to them at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019,
Attention: Charles E. Fioretti, Chief Executive Officer (with a copy sent in the same manner to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific, Suite 4100, Dallas, Texas 75201, Attention: J. Kenneth Menges, Jr., P.C.).

     Section 14. PARTIES. This Agreement is made solely for the benefit of and is binding upon the Placement Agent, the Company and the Selling Shareholders and, to the extent provided in SECTIONS 10 AND 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or the Placement Agent, and their respective executors, administrators, successors and assigns and subject to the provisions of SECTION 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "SUCCESSORS AND ASSIGNS" shall not include any purchaser of any of the Shares merely by reason of such purchase.

     Section 15. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without regard to the principles of conflicts of law thereof.

     Section 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                       [THIS SPACE INTENTIONALLY LEFT BLANK.]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance will constitute a binding agreement among each of the Company, the Selling Shareholders and the Placement Agent in accordance with its terms.

     Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Shareholders represents by so doing that he or she has been duly appointed as Attorney-in-Fact by each Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                       Very truly yours,

                                       MANNATECH, INCORPORATED


                                       By: /s/ Charles E. Fioretti
                                          ------------------------------------
                                          Name: Charles E. Fioretti
                                               -------------------------------
                                          Title: Chief Executive Officer
                                                ------------------------------


                                       SELLING SHAREHOLDERS
                                       (Named in Schedule A attached hereto)


                                       By: /s/ Charles E. Fioretti
                                          ------------------------------------
                                          Name: Charles E. Fioretti
                                               -------------------------------
                                          Title: Attorney-in-Fact


                                       By: /s/ Samuel L. Caster
                                          ------------------------------------
                                          Name: Samuel L. Caster
                                          Title: Attorney-in-Fact


The foregoing Agreement is hereby confirmed and accepted as of the date first written above:

J.J.B. HILLIARD, W.L. LYONS, INC.


By: /s/ Robert C. Oliver
   ---------------------------------
   Name: Robert C. Oliver
        ----------------------------
   Title: Senior Vice President
         ---------------------------

                                     SCHEDULE A

                                SELLING SHAREHOLDERS

                     Name                             Number of Shares
------------------------------------------------    -----------------------
                                                    Minimum        Maximum
                                                    Offering       Offering
                                                    --------       --------
Samuel L. Caster................................     105,980        360,000

William C. Fioretti.............................     300,620        760,000

Charles E. Fioretti.............................     105,980        360,000

Chris T. Sullivan...............................      38,928        105,000

Patrick D. Cobb.................................      48,660        150,000

H. Reginald McDaniel............................      37,031         55,000

Christopher A. Marlett..........................      17,031        475,015

Dick Hankins, Jr................................      97,320        300,000

Don Herndon.....................................      29,196         60,000

Gary Watson.....................................      48,660        200,000

Bill H. McAnalley...............................      29,196         60,000

Peter E. Hammer.................................      19,500         65,000

Kim Snyder......................................      12,165         25,000

Kathy Schiffer..................................       9,733         20,000

Phillip P. Brous................................     100,000        100,000

                                     SCHEDULE B

                                   PLEDGED SHARES

     Shares held by the Selling Shareholders set forth below are pledged to the party set forth in the right hand column below. Such shares will be sold in the Offering to repay the debt owed.

     Debtor                             Secured Party
     ------                             -------------
Peter E. Hammer                    Mannatech, Incorporated
Peter E. Hammer                    Charles E. Fioretti
Bill H. McAnalley                  Mannatech, Incorporated
Kim Snyder                         Mannatech, Incorporated
H. Reginald McDaniel               Mannatech, Incorporated

                                     EXHIBIT A

                              FORM OF ESCROW AGREEMENT


                                     [Attached]

                                     EXHIBIT B

                              Form of Interim Receipt


                               [Mannatech Letterhead]


(Subscriber Name)
(Subscriber Address)

Dear Subscriber:

     We have received your subscription for _________ shares at a price of $8.00 per share and have deposited your cashier's check in the amount of $_________ in the Mannatech Subscription Account pending such time as [THE MINIMUM OF 2,500,000 SHARES ARE SUBSCRIBED FOR] [THERE ARE SUFFICIENT SHARES SUBSCRIBED FOR TO WARRANT A CLOSING ON SUCH SHARES] at which time your shares will be delivered to you. If this does not occur, your money will be returned to you, without interest or deduction. Thank you for your interest in Mannatech, Incorporated. If you have any questions, please call the placement agent for this offering, J.J.B. Hilliard, W.L. Lyons, Inc. at (800) ___-____.



                                    -----------------------------------------
                                    Charles E. Fioretti
                                    Chairman of the Board and Chief Executive
                                    Officer